                                                                    EXHIBIT 99.2


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------


                                   FORM 11-K


                                 ANNUAL REPORT
                        PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
     1934
     For the fiscal year ended: December 31, 1995


[_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
     For the transition period from ____________ to __________________



Commission file number: 1-4850


          A. Full title of plan and the address of the plan, if different from that of the issuer named below: Computer Sciences Corporation Outsourcing, Inc. Hourly Savings Plan

          B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                                               2100 East Grand Avenue
                                               El Segundo, California 90245

               COMPUTER SCIENCES CORPORATION OUTSOURCING, INC.
                              HOURLY SAVINGS PLAN


                FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

                               TABLE OF CONTENTS
                               -----------------

DESCRIPTION:

(a) Financial Statements:

    Independent Auditors' Report.......................................... F-1

    Statement of Net Assets Available for Benefits
    As of December 31, 1995............................................... F-2

    Statement of Changes in Net Assets Available for Benefits
    For the Two yeas Ended December 31, 1995.............................. F-3

    Notes to the Financial Statements..................................... F-4

(b) Exhibit

    Independent Auditors' Consent......................................... E-1

(c) Supplemental Schedules

    Schedule of Assets Held for Investment Purposes....................... S-1

    Schedule of Reportable Transactions................................... S-2

INDEPENDENT AUDITORS' REPORT


Employee Retirement Plan Committee
Computer Sciences Corporation
El Segundo, California:

We have audited the accompanying statements of net assets available for benefits of the Computer Sciences Corporation Outsourcing, Inc. Hourly Savings Plan (the "Plan") as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in Sections of the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Deloitte & Touche LLP

Los Angeles, California
May 22, 1996

                         COMPUTER SCIENCES CORPORATION
                      OUTSOURCING INC. HOURLY SAVINGS PLAN

                            STATEMENTS OF NET ASSETS
                            AVAILABLE  FOR BENEFITS

                                                 DECEMBER 31
                                        ----------------------------
                                            1995            1994
                                        ------------    ------------
ASSETS
 Investments
  Short-term (Note 8)                     $    8,135      $   46,242
  Long-term (Note 8):
    Interest in registered investment
     companies:
     Mellon Capital Government Fund          993,410       1,248,149
     Brinson U.S. Equity Fund              1,048,069         747,822
    CSC common stocks                        340,923         310,947
    Interest in Master Trust                 131,597           9,146
    Guarantee investment contracts         2,257,557       2,572,857
                                          ----------      ----------
 Total investments                         4,779,691       4,935,163

 Receivables:
  Participants' Contributions                  7,916           9,355
  Employer Contribution                                       19,798
  Accrued income                                 119             201
  Other                                       10,371           6,395
                                          ----------      ----------
 Total receivables                            18,406          35,749
                                          ----------      ----------
  Total assets                             4,798,097       4,970,912
                                          ----------      ----------

LIABILITIES
 Accrued expenses                                875             867
 Forfeitures payable                           1,488
 Other                                         3,952
                                          ----------      ----------
  Total Liabilities                            6,315             867
                                          ----------      ----------
NET ASSETS AVAILABLE FOR BENEFITS         $4,791,782      $4,970,045
                                          ==========      ==========

                       See notes to financial statements

                         COMPUTER SCIENCES CORPORATION
                      OUTSOURCING INC. HOURLY SAVINGS PLAN


                      STATEMENTS OF CHANGES IN NET ASSETS
                            AVAILABLE  FOR BENEFITS

                                                                       FOR THE YEARS ENDED DECEMBER 31
                                                                      --------------------------------
                                                                          1995                 1994
                                                                      ---------------   --------------
ADDITIONS
Contributions
  Employee                                                              $  235,970          $ 303,453
  Employer                                                                 110,397            136,174
  Forfeitures and Other (Note 1)                                            (4,095)            (2,769)
                                                                        ----------         ----------
                                                                           342,272            436,858
 Investment Income
  Net realized and unrealized appreciation in
   fair value of investments                                               413,589             14,761
  Interest                                                                 189,243            204,251
  Dividends                                                                111,139            107,513
  Plan interest in Master Trust investment income                            4,359               (216)
                                                                        ----------         ----------
                                                                           718,330            326,309
  Investment Management Fees                                                (3,581)           (17,043)
                                                                        ----------         ----------
                                                                           714,749            309,266
                                                                        ----------         ----------
   Total Additions                                                       1,057,021            746,124
                                                                        ----------         ----------

DEDUCTIONS
 Distributions to Participants (Notes 1 and 7)                           1,235,284            959,931
                                                                        ----------         ----------
   Total Deductions                                                      1,235,284            959,931
                                                                        ----------         ----------
    Net Decrease                                                          (178,263)          (213,807)

Net assets available for benefits at beginning of year                   4,970,045          5,183,852
                                                                        ----------         ----------
NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR                        $4,791,782         $4,970,045
                                                                        ==========         ==========

                       See notes to financial statements

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Note 1    Description of the Plan
          -----------------------

The following brief description of the Computer Sciences Corporation Outsourcing, Inc. Hourly Savings Plan (the "Plan"), formerly the TMD Hourly Savings Plan, of Computer Sciences Corporation (the "Company") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

The Plan became effective May 2, 1992, as a result of the Company acquiring the Data Systems Division of General Dynamics Corporation. The Plan is administered by a committee consisting of four officers who are appointed by the Board of Directors of the Company and serve without compensation, being reimbursed by the Company for all expenditures incurred in the discharge of their duties as members of the committee. The committee has the power to interpret, construe and administer the Plan and to decide any dispute which may arise under the Plan. The Trustee, The Bank of New York, administers the Plan pursuant to a Trust Agreement entered into with the Company. Certain administrative expenses (including Trustee fees) incurred for services rendered to the Plan are paid by the Company.

The Plan is a voluntary, contributory, defined contribution plan and is intended to satisfy the requirements of Section 401(a) and 401(k) of the Internal Revenue Code (the "Code"). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue contributions and to terminate the Plan subject to the provisions of ERISA. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
- -----------------------------

Employees are eligible to participate on specified enrollment dates if they satisfy the Plan's service requirements, are an hourly paid employee of Computer Sciences Corporation Outsourcing Inc. and are a member of a collective bargaining unit for which participation in this Plan has been provided by negotiated agreement. A rehired eligible employee may receive service credit for his or her previous employment and is eligible to rejoin the Plan on the next enrollment date.

There were approximately 142 participating employees at December 31, 1995.

                         COMPUTER SCIENCES CORPORATION
                      OUTSOURCIN INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Employee and Company Contributions
- ----------------------------------

A participant may authorize before-tax and after-tax contributions to the Plan subject to a maximum level of contributions (a certain percentage of base earnings), as specified by the bargaining agreement covering the employee. Depending on the investment election option the participant elects, the Company will contribute, and forward to the Trust fund $0.50 for each $1.00 of the employee matched contribution together with the participant's before-tax and after-tax contribution.

Participants in certain bargaining units who direct 100 percent of their contributions to the Plan's stock fund will receive a monthly matching contribution of $1.00 for each $1.00 of employee matched contributions. Participants under certain bargaining units may contribute additional unmatched contributions at various percentages of base earnings to a maximum specified by the union agreement covering the employee but only if a participant contributes the maximum matched percentage for which he or she is eligible. The employees' base earnings deferred and contributed to the Trust fund cannot exceed $9,240 for calendar year 1995, the maximum allowable under the Code. Annual after-tax contributions to the Plan (including employee and Company matching contributions) are limited to $30,000 for each participant. Any compensation deferral in excess of $9,240 and any after-tax contributions with matching Company contributions in excess of $30,000, together with income allocable to those excess contributions will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

Participants may change their investment elections as of any enrollment date if at least a 30 day prior notice is given. However, participants under certain circumstances may be eligible to change their investment elections within a 30 day window period. Participants may transfer their existing account balances in 25 percent increments. Transfer elections are effective on the first quarterly enrollment date following receipt of a 30 day prior notice from the participant.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the Trust Fund in the same fund as the participant contributions.

The Plan does not permit employees to rollover a qualified distribution from another Plan.

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

Participant Accounts
- --------------------

Each participant's account is credited with the participant's contribution and allocations the Company's contribution and, Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Vesting of Participants' Interests/Forfeitures
- ----------------------------------------------

Participants are 100 percent vested at all times in their before-tax and after-tax contribution accounts. Company matching contributions and investment earnings thereon vest according to a five-year cliff vesting schedule as shown in the following table:

Number of Full Years of Service   Vested Interest in Matching Contribution
- -------------------------------   -----------------------------------------
          1                                            0%
          2                                            0%
          3                                            0%
          4                                            0%
          5 or more                                  100%

The vesting schedule is overridden under extraordinary circumstances as specified in the Plan document, in which the participant (or beneficiary(ies)) immediately becomes fully vested in all employer contributions and earnings, regardless of his or her number of years of service.

Any nonvested balances will be immediately forfeited from the participant's account at termination.

Distributable Amounts, Withdrawals and Refunds
- ----------------------------------------------

The entire balance in all accounts is distributed to participants who retire, die, become disabled, are laid-off for four consecutive weeks, are discharged without fault, or who involuntarily enter military service. Participants who terminate for other reasons receive their vested balances. Nonvested balances are forfeited immediately. The amounts distributed during 1995 and 1994 totaled $1,235,284 and $959,931, respectively.

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


While still an employee, a participant may make an in-service withdrawal of all or a portion of his or her after-tax contributions, subject to frequency of withdrawal penalties, as well as vested Company matching contributions, plus the earnings on those amounts. Upon at least a 30 day written notice to the Committee, a participant may make a hardship withdrawal of his or her before-tax and after-tax contributions, as well as vested Company matching contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. Both types of withdrawals are subject to certain restrictions as described in the Plan document. No hardship withdrawals were made in 1995 and 1994.

Federal Income Tax Consequences
- -------------------------------

The Plan is qualified under Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. Since the requirements of Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant would not be subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant would be able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $9,240 for 1995 and 1994 taxable years of the participant.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally would be subject to federal income taxation, except that:
(1) tax on "net unrealized appreciation" on any Company stock distributed as a part of a "lump sum distribution" generally would be deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

Note 2     Summary of Significant Accounting Policies
           ------------------------------------------

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Assets of the Plan
- ------------------

The assets of the Plan are held in a trust with four sub-accounts. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the trust.

Security Transactions
- ---------------------

Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

In general, participants in the Stock Fund receive distributions in certificates for shares of the common stock of the Company.

Valuation of Investment Securities
- ----------------------------------

Investments in common stocks and mutual funds are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the plan year or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in certificates of deposit, money market funds and corporate debt instruments (commercial paper) are stated at cost which approximates fair value.

Valuation of Interest in Pooled Separate Accounts
- -------------------------------------------------

The Plan's interest in pooled separate accounts represent guaranteed investment contracts. The guaranteed investments contracts are fully benefit-responsive. Access to participant's funds are not restricted. These contracts are valued at contract value in accordance with SOP 94-4. Contract value represents contributions made by participants, plus interest at the contract rates, less withdrawals or transfers by participants.

The fair value of guaranteed investment contracts at December 31, 1995, based on treasury yield curves for similar type investments, was approximately $2,360,000 at 7.60%. The average yield on these investments was 7.70% for the year ended December 31, 1995.

Payment of Benefits
- -------------------

Benefits are recorded when paid.

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Note 3     Income Tax Status
           -----------------

The Internal Revenue Service has determined and informed the Company by a letter dated June 1, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).

Note 4     Reconciliation of Financial Statement to Form 5500
           ---------------------------------------------------

                                                                December 31,
                                                            1995            1994
                                                         ------------   -------------
Net assets available for benefits per the
 financial statements                                      $4,791,782       $4,970,045
Amounts allocated to withdrawing participants                 (32,278)         (76,362)
                                                           ----------       ----------
Net assets available for benefits per Form 5500            $4,759,504       $4,893,683
                                                           ==========       ==========

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                                                 Year Ended
                                                                                              December 31, 1995
                                                                                             ------------------
Benefits paid to participants per the financial statements                                     $     1,235,284
Add: Amounts allocated to withdrawing participants at December 31, 1995                                 32,278
Less: Amounts allocated to withdrawing participants at December 31, 1994                               (76,362)
                                                                                               ---------------
Benefits paid to participants per the Form 5500                                                $     1,191,200
                                                                                               ===============

Note 5    Investment Funds
          ----------------

Participant contributions - Subject to rules the bargaining units have adopted, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions and after-tax contributions in percentages determined by the bargaining units.

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


The Fixed Income Fund.

The fund is invested in contracts with insurance companies and other financial institutions. These institutions agree to repay principal with interest at a fixed rate of return for the life of each contract. This is a commitment by the insurance company or the financial institution to make agreed upon payments and that agreement is not secured, insured or guaranteed by the Company or any other third party.

The remainder of the fund (including the proceeds from maturing insurance contracts, newly invested money and interest from insurance contracts) is in the Master Trust which was established for the investment of assets of the Plan and several other Company sponsored benefit plans. The Master Trust is an actively managed, short-term (1-3 years) U.S. Bond Fund managed by Payden & Rygel. Each participating plan has an undivided interest in the Master Trust. The assets of the Master Trust are held by the Trustee. At December 31, 1995 and 1994, the Plan's interest in the net assets of the Master Trust was approximately 0.21% and 0.10%, respectively. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

The following table represents the fair value of investments for the Master
Trust.


                                                        December 31,
                                                     1995          1994
                                                 -----------    ----------
Investments at fair value:
  Corporate bonds                                $15,709,394    $  130,881
  U.S. government securities                      44,628,463     7,528,733
  Short-term investments                           2,085,848     1,465,367
  Accrued income                                     648,263        82,653
                                                 -----------    ----------
                                                 $63,071,968    $9,207,634
                                                 ===========    ==========

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Investment income for the Master Trust is as follows:


                                                        December 31,
                                                   1995               1994
                                                ------------  ---------------
Investment income:
  Net appreciation (depreciation) in fair value
  of investments                                   $2,230,357    $(178,518)
  Corporate bonds                                     659,260        6,880
  U.S. government securities                        2,234,361      335,616
  Short-term investments                              241,759       17,571
                                                   ----------    ---------
                                                    5,365,737      181,549
  Less investment management fees                      17,548        4,363
                                                   ----------    ---------
                                                   $5,348,189    $ 177,186
                                                   ==========    =========

Government Bond Fund.

This fund is invested in bonds issued or guaranteed by the U.S. Government or U.S. Government agencies. The fund is managed by Mellon Capital with the objective of tracking to the Intermediate Government Bond Index.

The Active Equity Fund.

The fund is invested with Brinson Partners Inc. The Brinson Partners Inc. U.S. Equity Portfolio is invested in common stocks traded in the U.S. The fund's objective is to maximize total return which consists of capital appreciation and current income.

The Company Stock Fund.

Amounts allocated to this investment alternative will be used to purchase shares of Computer Sciences Corporation common stock are that held for the benefit of the participant. The performance of this investment depends upon the performance of Computer Sciences Corporation's stock. The Trustee may purchase Company stock on national securities exchanges or elsewhere.

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Number of Participants
- ----------------------

The approximate number of participants having account balances in each of the four separate funds at December 31, 1995 were as follows:

                     Investment Fund         Number of Participants
                     ---------------         ----------------------
The Fixed Income Fund                                  123
The Government Bond Fund                                64
The Active Equity Fund                                  75
The Company Stock Fund                                  19

The sum of the number of participants shown above is greater than the total number of participants in the Plan because many are participating in more than one fund.

Note 6     Participant Loans
           -----------------

The Plan has a loan provision in place which is available to participants covered by certain bargaining units. No loans were outstanding as of December 31, 1995.

Note 7     Benefits Payable
           ----------------

As of December 31, 1995 and 1994, net assets available for benefits included benefits of $32,278 and $76,362, respectively, due to participants who have withdrawn from participation in the Plan.

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Note 8   Investments 1995
         ----------------

                                             PRINCIPAL
                                              AMOUNT                            FAIR
                                             OR SHARES         COST             VALUE
                                            -----------      ---------       ----------
FIXED INCOME FUND
Guaranteed Investment Contracts:
  Hartford Life                              $1,361,217      $1,361,217      $1,361,217
  Canada Life Insurance Company                  48,285          48,285          48,285
  Providian Corporation                             272             272             272
  Pacific Mutual Life Insurance                 117,103         117,103         117,103
  Provident National Assurance                  623,190         623,190         623,190
  Protective Life                                37,242          37,242          37,242
  Prudential Life Insurance Company              70,248          70,248          70,248
  Interest in Master Trust                      128,093         131,987         131,597
  BNY Short-Term Money Market Fund                3,700           3,700           3,700

GOVERNMENT BOND FUND
 Mellon Capital:
  Government Bond Fund                       sh  8,553.         968,620         993,410
  Cash Management Fund                               23              23              23

ACTIVE EQUITY FUND
 Brinson Partners Inc.:
  U.S. Equity Portfolio                      sh. 4,332.         712,141       1,048,069
  U.S. Cash Management Fund                           2               2               2
 BNY Short-Term Money Market Fund                 2,625           2,625           2,625

COMPANY STOCK FUND
 Computer Sciences Common Stock              sh.  4,853         144,613         340,923
 BNY Short-Term Money Market Fund                 1,785           1,785           1,785
                                                             ----------      ----------
                                                             $4,223,053      $4,779,691
                                                             ==========      ==========

TOTAL LONG-TERM INVESTMENTS                                  $4,214,918      $4,771,556
TOTAL SHORT-TERM INVESTMENTS                                      8,135           8,135
                                                             ----------      ----------
                                                             $4,223,053      $4,779,691
                                                             ==========      ==========

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Note 8   Investments 1994
         ----------------

                                             PRINCIPAL
                                              AMOUNT                            FAIR
                                             OR SHARES         COST             VALUE
                                            -----------      ---------       ----------
FIXED INCOME FUND
 Guaranteed Investment Contracts:
  Hartford Life                         $   1,547,509       $1,547,509      $1,547,509
  Canada Life Insurance Com                    57,455           57,455          57,455
  Capital Holdings Corporation                    259              259             259
  Pacific Mutual Life Insurance               134,343          134,343         134,343
  Provident National Assurance                708,666          708,666         708,666
  Protective Life                              43,209           43,209          43,209
  Prudential Life Insurance Company            81,416           81,416          81,416
 Interest in Master Trust                       9,300           10,026           9,146
 BNY Short-Term Money Market Fund              42,054           42,054          42,054

GOVERNMENT BOND FUND
 Mellon Capital:
  Government Bond Fund                  sh.    12,291        1,288,050       1,248,149
  Cash Management Fund                             71               71              71
 BNY Short-Term Money Market                    1,178            1,178           1,178
  Fund

ACTIVE EQUITY FUND
 Brinson Partners Inc.:
  U.S. Equity Portfolio                 sh.     4,181          645,980         747,822
  U.S. Cash Management Fund                        86              386             386
 BNY Short-Term Money Market                    1,571            1,571           1,571
  Fund

COMPANY STOCK FUND
 Computer Sciences Common Stock         sh.     6,097          157,783         310,947
 BNY Short-Term Money Market Fund                 982              982             982
                                                            ----------      ----------
                                                            $4,720,938      $4,935,163
                                                            ==========      ==========

TOTAL LONG-TERM INVESTMENTS                                 $4,674,696      $4,888,921
TOTAL SHORT-TERM INVESTMENTS                                    46,242          46,242
                                                            ----------      ----------
                                                            $4,720,938      $4,935,163
                                                            ==========      ==========

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Note 9    Statements of Net Assets Available for Benefits by Fund
          -------------------------------------------------------


                                                                               DECEMBER 31, 1995
                                                    -----------------------------------------------------------------
                                                     LIQUID       FIXED      GOVERNMENT      ACTIVE       COMPANY
                                                     RESERVE      INCOME        BOND         EQUITY        STOCK
                                                    -----------------------------------------------------------------
ASSETS
 Investments
  Long-term investments
    At fair value
     Interest in investment registered companies                              $993,410      $1,048,069
     Interest in Master Trust                                   $  131,597
     CSC Common Stock                                                                                     $340,923
    At contract value
     Guarantee Investment                                        2,257,557
      Contracts
  Short-term investments                                             3,700          23           2,627       1,785
 Receivables
  Participants' contribution                                         4,150         826           2,095         845
  Accrued income                                                        96           6              12           5
  Other                                                                                                     10,371
  Interfund transfers                                               (1,564)         61             135       1,368
                                                    --------------------------------------------------------------
  Total Assets                                                   2,395,536     994,326       1,052,938     355,297
LIABILITIES
 Accrued expenses                                                       51         157             667
 Forfeitures payable                                                 1,065                         423
 Other                                                               2,843         551             454         104
                                                    --------------------------------------------------------------
  Total liabilities                                                  3,959         708           1,544         104
                                                    --------------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                   $     -     $2,391,577    $993,618      $1,051,394    $355,193
                                                    ==============================================================


                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Note 9     Statements of Net Assets Available for Benefits by Fund
           -------------------------------------------------------


                                                                               DECEMBER 31, 1994
                                                    -----------------------------------------------------------------
                                                     LIQUID       FIXED      GOVERNMENT      ACTIVE       COMPANY
                                                     RESERVE      INCOME        BOND         EQUITY        STOCK
                                                    -----------------------------------------------------------------
ASSETS
 Investments
  Long-term investments
   At fair value
   Interest in investment registered companies                                 $1,248,149      $747,822
   Interest in Master Trust                                     $    9,146
   CSC Common Stock                                                                                        $310,947
   At contract value
    Guarantee Investment Contracts                               2,572,857
  Short-term investments                           $       -        42,054          1,249         1,957         982
 Receivables
  Employer's contribution                                           11,286          2,614         4,140       1,758
  Participant's contribution                                         5,397          1,240         1,907         811
  Accrued income                                                       160             14            21           6
  Other                                                              3,920          5,279           346      (3,150)
  Interfund transfers                                                 (583)             4           181         398
                                                -------------------------------------------------------------------
  Total Assets                                                   2,644,237      1,258,549       756,374     311,752
LIABILITIES
 Accrued expenses                                                        4            268           595
                                                -------------------------------------------------------------------
 Total liabilities                                                       4            268           595
                                                -------------------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                  $       -    $2,644,233     $1,258,281      $755,779    $311,752
                                                ===================================================================

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Note 10     Statements of Changes in Net Assets Available for Benefits by Fund
            ------------------------------------------------------------------

                                                                       YEAR ENDED DECEMBER 31, 1995
                                                  ------------------------------------------------------------------
                                                     LIQUID       FIXED       GOVERNMENT       ACTIVE       COMPANY
                                                     RESERVE      INCOME         BOND          EQUITY        STOCK
                                                   ------------------------------------------------------------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment income
  Net Appreciation in Fair Value of Investments                                $   74,509     $  242,798     $ 96,282
  Interest in Master Trust Investment Income                     $    4,359
  Interest Income                                                   188,419           361            316          147
  Dividend Income                                                                  88,980         22,159
  Investment Management Fees                                           (133)         (996)        (2,452)
                                                    ------------------------------------------------------------------
                                                                    192,645       162,854        262,821       96,429
                                                    ------------------------------------------------------------------

Contributions
 Employee                                                           130,083        20,997         58,852       26,038
 Employer                                                            61,175        12,550         25,824       10,848
 Employee Rollovers
 Forfeitures & Other                                                 (2,777)         (179)          (927)        (212)
 Interfund Transfers                                                (18,753)        2,111         15,722          920
                                                   ------------------------------------------------------------------
                                                                    169,728        35,479         99,471       37,594
                                                   ------------------------------------------------------------------
   Total additions                                                  362,373       198,333        362,292      134,023
                                                   ------------------------------------------------------------------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                                      615,029       462,996         66,677       90,582
                                                   ------------------------------------------------------------------
  Total deductions                                                  615,029       462,996         66,677       90,582
                                                   ------------------------------------------------------------------
   NET (DECREASE) INCREASE                                         (252,656)     (264,663)       295,615       43,441
                                                   ------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                                2,644,233     1,258,281        755,779      311,752
                                                   ------------------------------------------------------------------
 End of Year                                        $         -  $2,391,577    $  993,618     $1,051,394     $355,193
                                                   ==================================================================

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Note 10     Statements of Changes in Net Assets Available for Benefits by Fund
            ------------------------------------------------------------------

                                                                    YEAR ENDED DECEMBER 31, 1994
                                               ------------------------------------------------------------------
                                                   LIQUID       FIXED        GOVERNMENT      ACTIVE      COMPANY
                                                  RESERVE       INCOME          BOND         EQUITY       STOCK
                                               ------------------------------------------------------------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment income
  Net Appreciation in Fair Value of Investments                              $ (102,164)    $  2,517     $114,408
  Interest in Master Trust Investment Income                  $     (216)
  Interest Income                                 $   145        201,195          2,139          505          267
  Dividend Income                                                                87,851       19,662
  Investment Management Fees                       (3,858)          (236)        (9,000)      (3,949)
                                               ------------------------------------------------------------------
                                                   (3,713)       200,743        (21,174)      18,735      114,675
                                               ------------------------------------------------------------------

Contributions
 Employee                                             (93)       183,041         45,022       57,341       18,142
 Employer                                                         77,597         17,010       25,326       16,241
 Employee Rollovers
 Forfeitures & Other                                              (1,546)                     (1,223)
 Interfund Transfers                                3,806         (7,239)        (2,886)      (1,516)       7,835
                                               ------------------------------------------------------------------
                                                    3,713        251,853         59,146       79,928       42,218
                                               ------------------------------------------------------------------
  Total additions                                                452,596         37,972       98,663      156,893
                                               ------------------------------------------------------------------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE
 TO:
 Distributions to Participants                                   593,818        113,060      159,639       93,414
                                               ------------------------------------------------------------------
  Total deductions                                               593,818        113,060      159,639       93,414
                                               ------------------------------------------------------------------
   NET (DECREASE) INCREASE                                      (141,222)       (75,088)     (60,976)      63,479
                                               ------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                             2,785,455      1,333,369      816,755      248,273
                                               ------------------------------------------------------------------
 End of Year                                                  $2,644,233     $1,258,281     $755,779     $311,752
                                               ==================================================================

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-00757 of Computer Sciences Corporation Outsourcing Inc. Hourly Savings Plan on Form S-8 of our report dated May 22, 1996, appearing in this Annual Report on Form 11-K of Computer Sciences Corporation Outsourcing Inc. Hourly Savings Plan for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP

Los Angeles, California
June 24, 1996

1995
FORM 5500 ITEM 27(a)
COMPUTER SCIENCES CORPORATION
EIN 88-0276684
CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

(a)    (b) IDENTITY OF ISSUE, BORROWER,      (c)  DESCRIPTION OF INVESTMENT, INCLUDING MATURITY DATE,
            LESSOR OR SIMILAR PARTY               RATE OF INTEREST, COLLATERAL, PAR OR MATURITY VALUE  (d) COST   (e) CURRENT VALUE
- ----   --------------------------------      --------------------------------------------------------  --------   -----------------
       Canada Life Insurance Company         Guaranteed Investment Contract    5.75%  3/31/98           $   48,285       $   48,285

       Pacific Mutual Life Insurance         Guaranteed Investment Contract    6.85%  3/31/98              117,103          117,103

       Protective Life Insurance Company     Guaranteed Investment Contract    5.66%  9/30/98               37,242           37,242

       Provident National Assurance Company  Guaranteed Investment Contract    7.80%  9/30/97              623,190          623,190

       Providian Corporation                 Guaranteed Investment Contract    5.08% 12/31/97                  272              272

       Prudential Insurance Company          Guaranteed Investment Contract    5.77%  3/31/98               70,248           70,248

       The Hartford Life Insurance Company   Guaranteed Investment Contract    7.80%  6/30/98            1,361,217        1,361,217

       Mellon Bank N.A.                      Mutual Fund - Government Bond Fund                            968,620          993,410

       Brinson Trust Company, Inc.           Mutual Fund - U.S. Equity Portfolio                           712,141        1,048,069

 *     Computer Sciences Corporation         Common Stock                                                  144,613          340,923

       Brinson Trust Company, Inc.           U.S. Cash Management Fund                                           1                1

       Mellon Bank N.A.                      Mellon Bank Temporary Investment Fund                              23               23

 *     Bank of New York                      BNY Short-Term Money Market Fund                                8,111            8,111
                                                                                                        ----------       ----------
 TOTAL ASSETS HELD FOR INVESTMENT PURPOSES                                                              $4,091,066       $4,648,094
                                                                                                        ==========       ==========

*  represent party in interest

1995
FORM 5500 ITEM 27(d)
COMPUTER SCIENCES CORPORATION
EIN 88-0276684
CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                      SCHEDULE OF REPORTABLE TRANSACTIONS

                      SINGLE TRANSACTIONS IN EXCESS OF 5%


                                                                                                    (h) CURRENT VALUE
                                                                                                        OF ASSET ON
                                                          (c)  PURCHASE    (g) COST    TRANSACTION      TRANSACTION    (i) NET GAIN
(a) IDENTITY OF PARTY INVOLVED  (b) DESCRIPTION OF ASSET       PRICE        OF ASSET      DATE             DATE            OR (LOSS
- -----------------------------------------------------------------------------------------------------------------------------------
Mellon Capital Management       Short-Term Money Market
                                Fund
  -  Sales                                                                  $800,183     $800,183         $800,183

Mellon Capital Management       Mutual Fund - Bond Fund
  -  Purchases                                                $800,183                    800,183          800,183
  -  Sales                                                                  $835,306      815,289          835,306       $20,017

1995
FORM 5500 ITEM 27(d)
COMPUTER SCIENCES CORPORATION
EIN 88-0276684
CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                      SCHEDULE OF REPORTABLE TRANSACTIONS

              SERIES TRANSACTIONS IN THE AGGREGATE IN EXCESS OF 5%


                                                                                                    (h) CURRENT VALUE
                                                                                                        OF ASSET ON    (i) NET GAIN
                                                          (c)  PURCHASE    (g) COST    TRANSACTION      TRANSACTION        OR (LOSS)
(a) IDENTITY OF PARTY INVOLVED  (b) DESCRIPTION OF ASSET       PRICE        OF ASSET      DATE             DATE
- -----------------------------------------------------------------------------------------------------------------------------------
Bank of New York                BNY Short-Term Money
                                Market Fund
  -  Purchases                                              $1,006,249                  $1,006,249      $1,006,249
  -  Sales                                                                 $1,043,924    1,043,924       1,043,924

Mellon Capital Management       Short-Term Money Market
                                Fund
  -  Purchases                                               1,010,489                   1,010,489       1,010,489
  -  Sales                                                                  1,010,537    1,010,537       1,010,537

Mellon Capital Management       Mutual Fund - Bond Fund
  -  Purchases                                                 909,460                     909,460         909,460
  -  Sales                                                                  1,238,708    1,204,623       1,238,708         $34,085

The Hartford Life               Guarantee Insurance
 Insurance Co.                  Contract
  -  Purchases                                                 115,052                     115,052         115,052
  -  Sales                                                                    301,344      301,344         301,344

                                    SIGNATURES


The Plan. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Computer Sciences Corporation Outsourcing, Inc. Hourly Savings Plan





Date:  June 26, 1996          By:   /s/ Leon J. Level
                                  ---------------------------------------------
                                        Leon J. Level
                                        Chairman,
                                        Computer Sciences Corporation
                                        Retirement Plans Committee